Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup Reports 3rd Quarter 2019 Results

•	Third quarter results showed relative strength in the Americas, APME and Right Management; continued headwinds in Europe
•	US, UK, Japan, Norway, Spain, and Canada were the key markets that delivered positive revenue growth
•	Greater China JV completed Hong Kong public offering in July 2019; ManpowerGroup remains largest shareholder and recorded a non-cash accounting gain of $30 million
•	Repurchased $51 million of common stock during the quarter
•	Anticipate a continuation of revenue trend into the fourth quarter

MILWAUKEE, October 18, 2019 -- ManpowerGroup (NYSE: MAN) today reported net earnings of $2.42 per diluted share for the three months ended September 30, 2019 compared to $2.43 per diluted share in the prior year period.  Net earnings in the quarter were $146.1 million compared to $158.0 million a year earlier.  Revenues for the third quarter were $5.2 billion, a 3% decline from the prior year period.

The current year quarter included a non-cash accounting gain related to the July 10, 2019 initial public offering on the Hong Kong Stock Exchange of our joint venture in Greater China, ManpowerGroup Greater China Limited (Greater China IPO). The Greater China IPO resulted in the deconsolidation of this business and the non-cash gain increased earnings per share by 50 cents.

Financial results in the quarter were also impacted by the stronger U.S. dollar relative to foreign currencies compared to the prior year period. On a constant currency basis, revenues were flat. On a constant currency basis, net earnings per diluted share increased 3% and decreased 18%, excluding the impact of the gain from the Greater China IPO. Earnings per share in the quarter were negatively impacted 7 cents by changes in foreign currencies compared to the prior year.

Jonas Prising, ManpowerGroup Chairman & CEO, said, “The global economic environment continues to be uncertain, leading to uneven market conditions as economic growth slows but labor markets remain tight and skills shortages high.  This was evident in our third quarter results and despite headwinds in Europe, many of our markets achieved good profitable growth, with the US, the UK, Japan, Norway, Spain and Canada leading the way.”

“We anticipate diluted earnings per share in the fourth quarter will be between $2.00 and $2.08,

which includes an estimated unfavorable currency impact of 7 cents.”

ManpowerGroup repurchased 610 thousand shares of common stock for $51 million during the quarter.

Net earnings for the nine months ended September 30, 2019 were $326.9 million, or $5.40 per diluted share compared to net earnings of $398.4 million, or $6.03 per diluted share in the prior year. The year to date period included special items and restructuring costs which increased earnings per share by 5 cents. The prior year to date period included restructuring costs which reduced earnings per share by 41 cents and discrete income tax benefits which increased earnings per share by 19 cents. Revenues for the nine-month period were $15.7 billion, a decrease of 6% from the prior year or a decrease of 1% in constant currency. Earnings per share for the nine-month period were negatively impacted 22 cents by changes in foreign currencies compared to the prior year, or 30 cents excluding the special items and restructuring costs.  ManpowerGroup repurchased 1.8 million shares of common stock for $152 million during the nine months ended September 30, 2019.

In conjunction with its third quarter earnings release, ManpowerGroup will broadcast its conference call live over the Internet on October 18, 2019 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/ .

About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower®, Experis®, Right Management® and ManpowerGroup® Solutions – creates substantially more value for candidates and clients across 80 countries and territories and has done so for 70 years. In 2019, ManpowerGroup was named one of the World's Most Ethical Companies for the tenth year and one of Fortune's Most Admired Companies for the seventeenth year, confirming our position as the most trusted and admired brand in the industry. See how ManpowerGroup is powering the future of work: www.manpowergroup.com

Forward-Looking Statements

This news release contains statements, including earnings projections, predictions about revenue trends and the effect of currency fluctuations, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2018, which information is incorporated herein by reference.

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ManpowerGroup

Results of Operations

(In millions, except per share data)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from services (a)	$5,248.9	$5,418.7	-3.1%	0.3%
Cost of services	4,408.6	4,528.1	-2.6%	0.9%
Gross profit	840.3	890.6	-5.7%	-2.5%
Selling and administrative expenses	623.3	673.9	-7.5%	-4.4%
Operating profit	217.0	216.7	0.2%	3.3%
Interest and other expenses	12.2	11.8	5.2%
Earnings before income taxes	204.8	204.9	-0.1%	3.0%
Provision for income taxes	58.7	46.9	24.7%
Net earnings	$146.1	$158.0	-7.5%	-4.7%
Net earnings per share - basic	$2.44	$2.45	-0.4%
Net earnings per share - diluted	$2.42	$2.43	-0.4%	2.5%
Weighted average shares - basic	59.9	64.5	-7.1%
Weighted average shares - diluted	60.3	65.0	-7.1%

(a)

Revenues from services include fees received from our franchise offices of $4.3 million and $6.2 million for the three months ended September 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $274.0 million and $278.7 million for the three months ended September 30, 2019 and 2018, respectively.

ManpowerGroup

Operating Unit Results

(In millions)

	Three Months Ended September 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$645.7	$633.2	2.0%	2.0%
Other Americas	425.0	406.8	4.5%	11.0%
	1,070.7	1,040.0	2.9%	5.5%
Southern Europe:
France	1,382.1	1,460.6	-5.4%	-1.0%
Italy	376.6	410.2	-8.2%	-3.9%
Other Southern Europe	592.9	460.8	28.7%	31.9%
	2,351.6	2,331.6	0.9%	5.0%
Northern Europe	1,156.6	1,287.1	-10.1%	-5.3%
APME	621.9	713.0	-12.8%	-12.6%
Right Management	48.1	47.0	2.5%	4.7%
	$5,248.9	$5,418.7	-3.1%	0.3%
Operating Unit Profit:
Americas:
United States	$35.8	$33.2	8.0%	8.0%
Other Americas	18.9	18.1	4.4%	9.5%
	54.7	51.3	6.7%	8.5%
Southern Europe:
France	70.4	78.8	-10.5%	-6.3%
Italy	23.3	25.7	-9.1%	-4.8%
Other Southern Europe	22.8	17.1	32.3%	35.0%
	116.5	121.6	-4.2%	-0.1%
Northern Europe	21.4	40.5	-47.2%	-44.2%
APME	53.3	32.4	65.2%	64.0%
Right Management	7.5	6.5	13.7%	16.0%
	253.4	252.3
Corporate expenses	(29.2)	(26.3)
Intangible asset amortization expense	(7.2)	(9.3)
Operating profit	217.0	216.7	0.2%	3.3%
Interest and other expenses (b)	(12.2)	(11.8)
Earnings before income taxes	$204.8	$204.9

(a)

In the United States, revenues from services include fees received from our franchise offices of $3.5 million and $3.7 million for the three months ended September 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $151.6 million and $169.9 million for the three months ended September 30, 2019 and 2018, respectively.

(b)	The components of interest and other expenses were:
	2019	2018
Interest expense	$11.9	$10.2
Interest income	(0.6)	(1.5)
Foreign exchange loss	4.1	3.0
Miscellaneous (income) expenses, net	(3.2)	0.1
	$12.2	$11.8
(c)	Includes an $80.0 million gain related to our acquisition of the remaining controlling interest in our Swiss franchise.

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from services (a)	$15,666.9	$16,598.0	-5.6%	-0.7%
Cost of services	13,151.4	13,899.3	-5.4%	-0.4%
Gross profit	2,515.5	2,698.7	-6.8%	-2.2%
Selling and administrative expenses, excluding impairment charge	1,998.2	2,119.9	-5.7%	-1.1%
Goodwill impairment charge (b)	64.0	—	—	—
Selling and administrative expenses	2,062.2	2,119.9	-2.7%	2.0%
Operating profit	453.3	578.8	-21.7%	-17.7%
Interest and other expenses	(46.1)	38.4	—
Earnings before income taxes	499.4	540.4	-7.6%	-3.6%
Provision for income taxes	172.5	142.0	21.4%
Net earnings	$326.9	$398.4	-17.9%	-14.5%
Net earnings per share - basic	$5.43	$6.08	-10.7%
Net earnings per share - diluted	$5.40	$6.03	-10.4%	-6.8%
Weighted average shares - basic	60.2	65.6	-8.3%
Weighted average shares - diluted	60.6	66.1	-8.4%

(a)

Revenues from services include fees received from our franchise offices of $14.0 million and $17.6 million for the nine months ended September 30, 2019 and 2018, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $680.2 million and $789.4 million for the nine months ended September 30, 2019 and 2018, respectively.

(b)	The goodwill impairment charge for the nine months ended September 30, 2019 relates to our investments in Germany and New Zealand.

	Nine Months Ended September 30
			% Variance
			Amount	Constant
	2019	2018	Reported	Currency
	(Unaudited)
Revenues from Services:
Americas:
United States (a)	$1,880.2	$1,890.0	-0.5%	-0.5%
Other Americas	1,241.2	1,225.1	1.3%	10.2%
	3,121.4	3,115.1	0.2%	3.7%
Southern Europe:
France	4,103.7	4,397.1	-6.7%	-0.8%
Italy	1,126.5	1,266.8	-11.1%	-5.5%
Other Southern Europe	1,610.8	1,413.7	13.9%	19.4%
	6,841.0	7,077.6	-3.3%	2.4%
Northern Europe	3,529.5	4,097.9	-13.9%	-8.0%
APME	2,030.7	2,158.0	-5.9%	-3.1%
Right Management	144.3	149.4	-3.4%	-0.3%
	$15,666.9	$16,598.0	-5.6%	-0.7%
Operating Unit Profit:
Americas:
United States	$84.4	$98.1	-13.9%	-13.9%
Other Americas	51.0	52.8	-3.5%	1.5%
	135.4	150.9	-10.3%	-8.5%
Southern Europe:
France	201.6	209.5	-3.7%	2.1%
Italy	73.5	82.8	-11.1%	-5.6%
Other Southern Europe	51.8	48.7	6.0%	10.0%
	326.9	341.0	-4.1%	1.4%
Northern Europe	46.3	81.8	-43.4%	-39.9%
APME	101.5	87.5	16.2%	17.6%
Right Management	18.6	23.4	-20.8%	-18.8%
	628.7	684.6
Corporate expenses	(89.0)	(79.0)
Goodwill impairment charge	(64.0)	—
Intangible asset amortization expense	(22.4)	(26.8)
Operating profit	453.3	578.8	-21.7%	-17.7%
Interest and other (income) expenses, net (b)	46.1	(38.4)
Earnings before income taxes	$499.4	$540.4

(a)

In the United States, revenues from services include fees received from our franchise offices of $10.8 million for both the nine months ended September 30, 2019 and 2018. These fees are primarily based on revenues generated by the franchise offices, which were $462.8 million and $485.6 million for the nine months ended September 30, 2019 and 2018, respectively.

(b)	The components of interest and other expenses were:

	2019	2018
Interest expense	$33.3	$37.1
Interest income	(3.2)	(4.1)
Foreign exchange loss	6.5	2.8
Miscellaneous (income) expense, net (c)	(82.7)	2.6
	$(46.1)	$38.4

(c)	Includes an $80.0 million gain related to our acquisition of the remaining controlling interest in our Swiss franchise.

ManpowerGroup

Consolidated Balance Sheets

(In millions)

	Sep. 30	Dec. 31
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$807.1	$591.9
Accounts receivable, net	5,122.1	5,276.1
Prepaid expenses and other assets	145.3	129.1
Total current assets	6,074.5	5,997.1
Other assets:
Goodwill	1,231.8	1,297.1
Intangible assets, net	272.9	246.3
Operating lease right-of-use asset	410.0	—
Other assets	618.1	826.7
Total other assets	2,532.8	2,370.1
Property and equipment:
Land, buildings, leasehold improvements and equipment	596.7	613.6
Less: accumulated depreciation and amortization	456.7	461.0
Net property and equipment	140.0	152.6
Total assets	$8,747.3	$8,519.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,322.2	$2,266.7
Employee compensation payable	203.8	209.7
Accrued liabilities	473.7	411.0
Accrued payroll taxes and insurance	571.2	729.8
Value added taxes payable	495.7	508.6
Short-term borrowings and current maturities of long-term debt	47.0	50.1
Total current liabilities	4,113.6	4,175.9
Other liabilities:
Long-term debt	983.2	1,025.3
Long-term operating lease liability	305.2	—
Other long-term liabilities	629.2	620.1
Total other liabilities	1,917.6	1,645.4
Shareholders' equity:
ManpowerGroup shareholders' equity
Common stock	1.2	1.2
Capital in excess of par value	3,361.0	3,337.5
Retained earnings	3,419.4	3,157.7
Accumulated other comprehensive loss	(452.5)	(399.8)
Treasury stock, at cost	(3,631.0)	(3,471.7)
Total ManpowerGroup shareholders' equity	2,698.1	2,624.9
Noncontrolling interests	18.0	73.6
Total shareholders' equity	2,716.1	2,698.5
Total liabilities and shareholders' equity	$8,747.3	$8,519.8

ManpowerGroup

Consolidated Statements of Cash Flows

(In millions)

	Nine Months Ended
	September 30
	2019	2018
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$326.9	$398.4
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	57.1	64.8
Non-cash gain on disposition of previously held equity interest	(80.4)	—
Non-cash gain on disposition of previously held controlling interest	(30.4)	—
Non-cash lease expense	96.1	—
Non-cash goodwill impairment charge	64.0	—
Deferred income taxes	7.4	(9.5)
Provision for doubtful accounts	16.9	15.5
Share-based compensation	18.8	19.5
Excess tax benefit on exercise of share-based awards	0.0	0.0
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	(60.9)	(140.8)
Other assets	60.2	31.8
Other liabilities	19.7	(77.7)
Cash provided by operating activities	495.4	302.0
Cash Flows from Investing Activities:
Capital expenditures	(36.2)	(39.8)
Acquisitions of businesses, net of cash acquired	86.1	(8.2)
Impact to cash resulting from deconsolidation of subsidiaries	(57.9)	—
Proceeds from the sale of subsidiaries, investments, property and equipment	8.0	7.8
Cash provided by (used in) investing activities	—	(40.2)
Cash Flows from Financing Activities:
Net change in short-term borrowings	(2.0)	(5.0)
Proceeds from long-term debt	9.0	583.3
Repayments of long-term debt	(0.7)	(408.3)
Payments for debt issuance costs	—	(2.4)
Payments of contingent consideration for acquisitions	(22.8)	(18.6)
Proceeds from share-based awards	6.3	4.7
Payments to noncontrolling interests	(2.1)	(1.9)
Other share-based award transactions	(7.3)	(17.3)
Repurchases of common stock	(152.0)	(299.2)
Dividends paid	(65.2)	(66.0)
Miscellaneous, net	0.2	—
Cash used in financing activities	(236.6)	(230.7)
Effect of exchange rate changes on cash	(43.6)	(37.5)
Change in cash and cash equivalents	215.2	(6.4)
Cash and cash equivalents, beginning of period	591.9	689.0
Cash and cash equivalents, end of period	$807.1	$682.6